================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -----------

                                  FORM 8-K/A
                              (AMENDMENT NO. 1)

                                CURRENT REPORT
                                 PURSUANT TO

                          SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 13, 1995

                                 -----------

                           POOL ENERGY SERVICES CO.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              TEXAS                    0-18437                   76-0263755
(STATE OR OTHER JURISDICTION OF      (COMMISSION              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      FILE NUMBER)            IDENTIFICATION NO.)

 10375 RICHMOND AVENUE, HOUSTON, TEXAS                             77042
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 954-3000


================================================================================

     This Form 8-K/A (Amendment No. 1), amending a Form 8-K filed on June 27, 1995, is being filed for the purpose of supplying the financial statements of Golden Pacific Corp. and Subsidiaries and the pro forma financial information of the Company reflecting the addition of Golden Pacific Corp. and Subsidiaries, which were omitted from the Form 8-K in reliance on Item 7(a)(4) of the Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Item 7(a) Financial Statements of Business Acquired is amended to read as follows:

         Financial Statements of Golden Pacific Corp. and Subsidiaries filed as part of this report:

              Audited Financial Statements:

                   Independent Auditors' Report

                   Consolidated Balance Sheets at May 29, 1994 and May 30, 1993 Consolidated Statements of Earnings for the Years Ended
                      May 29, 1994 and May 30, 1993
                   Consolidated Statements of Stockholders' Equity for the Years
                      Ended May 29, 1994 and May 30, 1993
                   Consolidated Statements of Cash Flows for the Years Ended May
                      29, 1994 and May 30, 1993
                   Notes to Consolidated Financial Statements

              Unaudited Financial Statements:
                   Consolidated Balance Sheet at May 28, 1995
                   Consolidated Statement of Earnings for the
                      Year Ended May 28, 1995
                   Consolidated Statement of Stockholders' Equity for the
                      Year Ended May 28, 1995
                   Consolidated Statement of Cash Flows for the
                      Year Ended May 28, 1995
                   Notes to Consolidated Financial Statements

(B)  PRO FORMA FINANCIAL INFORMATION

      Item 7(b) Pro Forma Financial Information is amended to read as follows:

         Unaudited Pro Forma Financial Information of Pool Energy Services Co. filed as part of this report:

               Pro Forma Financial Information
               Pro Forma Condensed Statement of Consolidated Operations for the
                 Six Months Ended June 30, 1995
               Pro Forma Condensed Statement of Consolidated Operations for the
                 Year Ended December 31, 1994
               Notes to Pro Forma Condensed Statements of Consolidated
                 Operations

(C)  EXHIBITS

      Item 7(c) Exhibits is amended to read as follows:

     EXHIBIT NO.                                            DOCUMENT
     -----------                                            --------

        2.1(*)     -   Stock Purchase Agreement dated June 13, 1995 by and among Robert D. Hillman, Barbara A. Hillman, Richard H.
                       Hillman, Robert D. Hillman, Jr., Golden Pacific Corp., Pool Company and Pool Energy Services Co.
        2.2(*)     -   Agreement regarding Deferred Payment of Purchase Price dated June 13, 1995 by and among Robert D. Hillman,
                       Barbara A. Hillman, Richard H. Hillman, Robert D. Hillman, Jr., Golden Pacific Corp., Pool Company and Pool
                       Energy Services Co., including Promissory Notes, and Exhibits B, C, D and F to such agreement.
        2.3(*)     -   Voting Agreement and Agreement Restricting Transfer dated June 13, 1995 by and among Robert D. Hillman,
                       Barbara A. Hillman, Richard H. Hillman, Robert D. Hillman, Jr., Golden Pacific Corp., Pool Company and Pool
                       Energy Services Co.
        23(**)     -   Consent of KPMG Peat Marwick LLP



(*) Previously filed with original Form 8-K dated June 13, 1995 filed with the Commission on June 27, 1995
(**)  Filed herewith

Except for Exhibits 1 and 3 to the Stock Purchase Agreement (Exhibit 2.1) and the documents filed as Exhibits 2.2 and 2.3, the exhibits and schedules to the Stock Purchase Agreement (Exhibit 2.1) have been omitted. The Company hereby agrees to furnish supplementally to the Commission upon request copies of any such omitted exhibits or schedules.

                            POOL ENERGY SERVICES CO.

                          INDEX TO FINANCIAL STATEMENTS
                       AND PRO FORMA FINANCIAL INFORMATION

                                         DESCRIPTION                                                PAGE
-----------------------------------------------------------------------------------------           ----
GOLDEN PACIFIC CORP. AND SUBSIDIARIES:

    Years Ended May 29, 1994 and May 30, 1993
    -----------------------------------------
           Independent Auditors' Report   . . . . . . . . . . . . . . . . . . . . . . . .             6
           Consolidated Balance Sheets at May 29, 1994 and May 30, 1993   . . . . . . . .             7
           Consolidated Statements of Earnings for the Years Ended
               May 29, 1994 and May 30, 1993  . . . . . . . . . . . . . . . . . . . . . .             8
           Consolidated Statements of Stockholders' Equity for the Years
               Ended May 29, 1994 and May 30, 1993  . . . . . . . . . . . . . . . . . . .             9
           Consolidated Statements of Cash Flows for the Years
               Ended May 29, 1994 and May 30, 1993  . . . . . . . . . . . . . . . . . . .            10
           Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . .            12

    Year Ended May 28, 1995
    -----------------------
           Unaudited Consolidated Balance Sheet at May 28, 1995   . . . . . . . . . . . .            19
           Unaudited Consolidated Statement of Earnings for the
               Year Ended May 28, 1995  . . . . . . . . . . . . . . . . . . . . . . . . .            21
           Unaudited Consolidated Statement of Stockholders' Equity for the
               Year Ended May 28, 1995  . . . . . . . . . . . . . . . . . . . . . . . . .            22
           Unaudited Consolidated Statement of Cash Flows for
               the Year Ended May 28, 1995  . . . . . . . . . . . . . . . . . . . . . . .            23
           Notes to Unaudited Consolidated Financial Statements   . . . . . . . . . . . .            25

POOL ENERGY SERVICES CO.:

    Pro Forma Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . .            32
    Pro Forma Condensed Statement of Consolidated Operations for the
        Six Months Ended June 30, 1995  . . . . . . . . . . . . . . . . . . . . . . . . .            33
    Pro Forma Condensed Statement of Consolidated Operations for the
        Year Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . .            34
    Notes to Pro Forma Condensed Statements of Consolidated Operations  . . . . . . . . .            35

                           GOLDEN PACIFIC CORPORATION
                           AND SUBSIDIARIES

                           Consolidated Financial Statements

                           May 29, 1994 and May 30, 1993

                           (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Golden Pacific Corporation:

We have audited the accompanying consolidated balance sheets of Golden Pacific Corporation and subsidiaries as of May 29, 1994 and May 30, 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Pacific Corporation and subsidiaries as of May 29, 1994 and May 30, 1993 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                           KPMG PEAT MARWICK LLP

Los Angeles, California
July 22, 1994

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

                          Consolidated Balance Sheets

                         May 29, 1994 and May 30, 1993

                          ASSETS                                    1994                1993
                                                               ------------          ----------
Current assets:
   Cash and cash equivalents                                   $    403,931           2,154,412
   Accounts receivable (less allowance for doubtful
      accounts of $137,881 in 1994 and $127,473 in 1993)          5,955,323           4,805,187
   Officers, employee and affiliate receivables (note 2)            788,707             964,025
   Parts and supplies, at the lower of cost (first-in,
      first-out) or replacement market                              271,998             264,223
   Prepaid expenses and other current assets                        605,428             440,826
   Deferred income taxes (note 3)                                   728,000             773,000
                                                               ------------          ----------
             Total current assets                                 8,753,387           9,401,673
                                                               ------------          ----------
Property, plant and equipment, at cost:
   Land                                                             836,607             836,607
   Buildings                                                        521,857             522,957
   Machinery and tools                                           33,444,515          31,871,574
   Automotive equipment                                           1,620,430           1,315,185
   Furniture and fixtures                                           705,722             676,612
   Leasehold improvements                                           875,931             758,927
   Construction in process                                             --                57,089
   Capitalized leasehold interest                                   405,447             405,447
                                                               ------------          ----------
                                                                 38,410,509          36,444,398
   Less accumulated depreciation and amortization               (28,155,243)        (27,025,696)
                                                               ------------          ----------
             Net property, plant and equipment                   10,255,266           9,418,702
                                                               ------------          ----------
Receivables from officers and affiliate (note 2)                    673,099             649,799

Other assets                                                      1,084,510             833,134
                                                               ------------          ----------
                                                               $ 20,766,262          20,303,308
                                                               ============          ==========


           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                               1,264,407           1,238,021
   Salaries and wages payable                                     2,174,610           2,027,857
   Accrued workers' compensation and group insurance                941,934             780,843
   Accrued expenses                                                 512,498             657,319
   Current installments of long-term debt (note 4)                  517,879           1,293,996
   Current portion of capital lease (notes 2 and 6)                  29,569              25,134
                                                               ------------          ----------
           Total current liabilities                              5,440,897           6,023,170
                                                               ------------          ----------
Long-term debt, excluding current installments (note 4)           1,203,791             828,198
Notes payable to related parties - long-term (note 2)               775,000             775,000
Capital lease obligation, excluding current installments
    (notes 2 and 6)                                                 215,441             245,010
Deferred compensation (note 7)                                    2,317,014           1,897,206
Deferred income taxes (note 3)                                    1,499,000           1,631,000
Other liabilities                                                   208,840             201,298

Commitments and contingencies (note 6)

Stockholders' equity (note 2):
   Class A preferred stock                                          331,000             331,000
   Class B preferred stock                                           10,233              10,233
   Common stock                                                      40,411              40,411
   Retained earnings                                              8,724,635           8,320,782
                                                               ------------          ----------
           Total stockholders' equity                             9,106,279           8,702,426
                                                               ------------          ----------
                                                               $ 20,766,262          20,303,308
                                                               ============          ==========


See accompanying notes to consolidated financial statements.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

                       Consolidated Statements of Earnings

                    Years ended May 29, 1994 and May 30, 1993

                                                                              1994                1993
                                                                          ------------          ----------
Service revenues                                                          $ 50,929,027          43,690,556
                                                                          ------------          ----------
Costs and expenses:
   Production service costs                                                 45,126,013          38,812,742
   Depreciation and amortization                                             1,750,675           1,433,840
   Selling, general and administrative expenses                              2,761,256           2,549,072
                                                                          ------------          ----------
           Total costs and expenses                                         49,637,944          42,795,654
                                                                          ------------          ----------
           Operating income                                                  1,291,083             894,902

Interest expense:
   Related parties (net of interest income of $37,500 in 1994 and
      $41,659 in 1993)                                                         100,242              22,706
   Other (net of interest income of $72,322 in 1994 and $104,852 in
      1993)                                                                    259,830             368,525

Other income (expense), net                                                    (23,860)             11,852
                                                                          ------------          ----------
           Income before income taxes                                          907,151             515,523

Income tax expense (note 3)                                                    476,000              66,000
                                                                          ------------          ----------
           Net income                                                     $    431,151             449,523
                                                                          ============          ==========

See accompanying notes to consolidated financial statements.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                    Years ended May 29, 1994 and May 30, 1993

                                           CLASS A            CLASS B                                               TOTAL
                                          PREFERRED          PREFERRED         COMMON          RETAINED         STOCKHOLDERS'
                                          STOCK (A)          STOCK (B)        STOCK (C)        EARNINGS            EQUITY
                                          ----------           ------           ------         ---------         ---------
Balance at May 31, 1992                   $  331,000           10,233           40,411         7,898,557         8,280,201
                                          ----------           ------           ------         ---------         ---------

Net income                                      --               --               --             449,523           449,523

Dividends declared and paid:
   Class A preferred, $80 per share
                                                --               --               --             (26,480)          (26,480)
   Class B preferred, $.008 per
      share                                     --               --               --                (818)             (818)
                                          ----------           ------           ------         ---------         ---------
Balance at May 30, 1993                      331,000           10,233           40,411         8,320,782         8,702,426

Net income                                      --               --               --             431,151           431,151

Dividends declared and paid:
   Class A preferred, $80 per share
                                                --               --               --             (26,480)          (26,480)
   Class B preferred, $.008 per
      share                                     --               --               --                (818)             (818)
                                          ----------           ------           ------         ---------         ---------
Balance at May 29, 1994                   $  331,000           10,233           40,411         8,724,635         9,106,279
                                          ==========           ======           ======         =========         =========


(a) 8% cumulative Class A preferred stock of $1,000 par value, redeemable at $1,050 plus accrued dividends, liquidation at par. Authorized 500 shares; issued 331 shares.

(b) 8% cumulative Class B preferred stock of $.10 par value. Dividend payments are subordinate to payments on Class A preferred stock, liquidation at par. Authorized 125,000 shares; issued 102,333 shares.

(c) Common stock of $1 par value per share. Authorized 250,000 shares; issued and outstanding 40,411 shares.


See accompanying notes to consolidated financial statements.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                    Years ended May 29, 1994 and May 30, 1993

                                                                                   1994               1993
                                                                               -----------        -----------
Cash flows from operating activities:
   Net income                                                                  $   431,151            449,523
                                                                               -----------        -----------

   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                             1,750,675          1,433,840
       Gain on disposition of property, plant and equipment                         32,699               --
       (Increase) decrease in operating assets:
         Accounts and notes receivable, net                                     (1,150,136)          (182,780)
         Officers, employee and affiliate receivables                              152,018           (104,729)
         Parts and supplies                                                         (7,775)             4,016
         Prepaid expenses and other current assets                                (164,602)           (22,637)
         Other assets                                                             (251,376)          (158,696)
       Increase (decrease) in operating liabilities:
         Accounts payable                                                           26,386            446,901
         Salaries and wages payable                                                146,753           (118,598)
         Accrued expenses                                                           16,270           (697,578)
         Other liabilities                                                         427,350            333,708
         Deferred income taxes                                                     (87,000)           (12,000)
                                                                               -----------        -----------
                 Total adjustments                                                 891,262            921,447
                                                                               -----------        -----------
                 Net cash provided by operating activities                       1,322,413          1,370,970
                                                                               -----------        -----------
Cash flows from investing activities:
   Acquisitions of property, plant and equipment                                (2,642,079)        (1,093,653)
   Proceeds from sale of property, plant and equipment                              22,141               --
                                                                               -----------        -----------
                 Net cash used by investing activities                          (2,619,938)        (1,093,653)
                                                                               -----------        -----------

                                   (Continued)

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

                Consolidated Statements of Cash Flows, Continued

                                                                     1994               1993
                                                                 -----------          ---------
Cash flows from financing activities:
   Repayment of long-term debt                                   $  (400,524)          (581,366)
   Principal payments under capital lease obligation
                                                                     (25,134)           (52,822)
   Dividends paid                                                    (27,298)           (27,298)
                                                                 -----------          ---------
                 Net cash used by financing activities

                                                                    (452,956)          (661,486)
                                                                 -----------          ---------
                 Net decrease in cash and cash equivalents        (1,750,481)          (384,169)


Cash and cash equivalents at beginning of year                     2,154,412          2,538,581
                                                                 -----------          ---------
Cash and cash equivalents at end of year                         $   403,931          2,154,412
                                                                 ===========          =========

Supplemental disclosures of cash flow information:
     Cash paid during the year for:
       Interest                                                  $   384,000            615,000
       Income taxes                                                  708,000             60,000
                                                                 ===========          =========


See accompanying notes to consolidated financial statements.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                          May 29, 1994 and May 30, 1993

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of Golden Pacific Corporation (the Company) and its wholly owned subsidiaries. The Company engages in oil well servicing activities. All significant intercompany accounts and transactions have been eliminated.

       FISCAL YEAR

       The Company's fiscal years, which end on the last Sunday of May, ended May 29, 1994 and May 30, 1993.

       REVENUE RECOGNITION

       Revenue is generally recognized on the basis of hourly rates as work is performed.

       PROPERTY, PLANT AND EQUIPMENT

       The Company depreciates and amortizes substantially all property, plant and equipment by use of the straight-line method over the following estimated useful lives:

             Building                                         20 to 25 years
             Machinery, equipment and fixtures                4 to 18 years
             Leasehold improvements                           Life of lease
             Capitalized leasehold interest                   10 to 25 years

       INCOME TAXES

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       CASH EQUIVALENTS

       The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       RECLASSIFICATIONS

       Certain reclassifications have been made to the 1993 balances to conform to the 1994 presentation.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued


(2)    RELATED PARTY TRANSACTIONS

       The Company leases land, building and a rig from a sole proprietor and a partnership owned by Robert D. Hillman (the Company's majority stockholder), various family members and the Company.

       The Company pays $5,625 per month for land and buildings under a 25-year capital lease arrangement to a partnership owned by members of the Hillman family and the Company. In May 1992, the Company loaned the partnership $260,000 under repayment terms of $4,122 per month for 91 months, including interest of 10.25%. As of May 29, 1994 and May 30, 1993, the short-term portion amounted to $29,336 and $26,489, respectively, and the long-term portion amounted to $180,337 and $209,671, respectively.

       The Company leases a rig for $2,300 per month on a month-to-month basis from a sole proprietorship owned by Robert D. Hillman.

       The Company has short-term and long-term receivables from Robert D. Hillman and officers and employees of the Company. As of May 29, 1994 and May 30, 1993, the short-term receivables amounted to $759,371 and $937,536, respectively, and the long-term receivables amounted to $492,762 and $440,128, respectively.

       The Company has an unsecured subordinated note payable due to Barbara B. Hillman in the amount of $775,000, with interest at prime plus 1% but not less than 8% or greater than 10%, due July 1, 1995. The prime rate at May 29, 1994 was 7.25%.

       An agreement exists that requires the Company to purchase, and Richard H. Hillman to sell, and grants Barbara A. Hillman an irrevocable option to sell to the Company, all common shares that they may receive from the Harry H. Hillman Trust at a negotiated or arbitrated price. The Trust currently holds 10,831 shares each for Richard H. Hillman and Barbara A. Hillman.

 (3)   TAXES ON INCOME

       The Company and subsidiaries file a consolidated Federal income tax return. The provision for income taxes consists of the following components:

                         CURRENT               DEFERRED              TOTAL
                       ----------              --------             -------
       1994:
          Federal      $  435,000              (73,000)             362,000
          State           128,000              (14,000)             114,000
                       ----------              -------              -------
                       $  563,000              (87,000)             476,000
                       =========               =======              =======
       1993:
          Federal      $  68,000               (44,000)              24,000
          State           10,000                32,000               42,000
                       ----------              -------              -------
                       $  78,000               (12,000)              66,000
                       =========               =======              =======

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       A reconciliation of total income tax expense for 1994 and 1993 and the amount computed by applying the U.S. Federal income tax rate of 34% for 1994 and 1993 to income before income taxes follows:

                                                       1994                 1993
                                                    -----------          -----------
       Computed "expected" tax expense              $  308,000             175,000
       Increase (reduction) in income taxes
           resulting from:
          State income tax expense, net of
             Federal income tax benefit                 75,000              34,000
          Adjustment of prior year provision to
             actual                                     68,000            (142,000)
          Other (benefit) expense, net                  25,000              (1,000)
                                                    ----------            --------
                                                   $   476,000              66,000
                                                   ===========            ========

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 29, 1994 and May 30, 1993 are presented below:

                                                                       MAY 29, 1994         MAY 30, 1993
                                                                       ------------         ------------
       Deferred tax assets:
          Accounts receivable, principally due to allowance for
             doubtful accounts                                         $    69,000             64,000
          Deferred compensation                                            769,000            649,000
          Workers' compensation insurance                                  322,000            248,000
          Accrued vacation                                                 217,000            217,000
          Other                                                            158,000            192,000
                                                                       -----------           --------
                  Net deferred tax assets                                1,535,000          1,370,000
                                                                       -----------           --------
       Deferred tax liabilities:
          Plant and equipment, principally due to differences in
             depreciation                                               (1,906,000)        (1,863,000)
          Other                                                           (400,000)          (365,000)
                                                                       -----------           --------
                  Total gross deferred tax liabilities                  (2,306,000)        (2,228,000)
                                                                       -----------           --------
                  Net deferred tax liability                           $  (771,000)          (858,000)
                                                                       ===========         ==========


       There was no valuation allowance for deferred tax assets for either year.

       The Company has alternative minimum tax credit carryforwards of $39,000 and $9,000 which are available to reduce future Federal and state income taxes, respectively, if any, over an indefinite period.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

(4)    DEBT
       LONG-TERM DEBT

       A summary of long-term debt follows:

                                                                                         1994               1993
                                                                                      -----------         ----------
       Note payable to bank, due in monthly installments of $4,719 plus interest of 10.5% through January 30, 1994, secured by real
           property                                                                   $      --              773,996
       Note payable to William B. Erwin, due in semiannual installments of $10,000, with interest at 10% under deferred compensation
           agreement, due April 1, 1996, unsecured                                         36,541             56,541
       Note payable to a bank, payable in monthly installments of $38,298 plus interest at prime plus .75%, due January 1,
           1998, secured by equipment                                                   1,685,129          1,291,657
                                                                                      -----------         ----------
                                                                                        1,721,670          2,122,194
       Less current installments                                                         (517,879)        (1,293,996)
                                                                                      -----------         ----------
                                                                                      $ 1,203,791            828,198
                                                                                      ===========         ==========

       Long-term debt maturities are as follows:

                      1995                $  517,879
                      1996                   514,420
                      1997                   497,879
                      1998                   191,492
                      Thereafter                  --
                                          ----------
                                          $1,721,670
                                          ==========

       SHORT-TERM FINANCING

       At May 29, 1994, a subsidiary of the Company has credit facilities aggregating $3,500,000 with a bank, which can be used as short-term lines of credit up to $1,000,000 with interest at prime plus 3/4% or as letters of credit for a 1-1/4% fee per year up to the maximum amount of the unused credit facilities. At May 29, 1994, outstanding letters of credit were $2,779,015, and there were no outstanding borrowings under the facilities.

       The credit agreement contains certain restrictive covenants; for both years, all restrictions and covenants had been met.

       Common stock dividends are not allowed under the credit agreement, accordingly, no dividends were declared in 1994 or 1993.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

(5)    SIGNIFICANT REVENUE SOURCE

       The majority of the Company's business is conducted with major oil companies under contracts of various lengths up to three years. During the year ended May 29, 1994, revenues generated from two significant customers as a percentage of total revenues were approximately 20.6% and 27.0%. During fiscal year 1993, sales to the same two customers generated approximately 23.5% and 26.0%. The revenues generated from the two customers in the respective years comprise several separate contracts in different geographic areas.

(6)    COMMITMENTS AND CONTINGENCIES

       The Company and its subsidiaries use certain vehicles, equipment and property under capital and operating lease arrangements. Certain property has been leased from related parties as discussed in note 2. Rental expense under operating leases was $664,165 in 1994 and $635,420 in 1993.

       Future minimum payments under all leases, together with the present value of the net minimum lease payments, as of May 29, 1994 were as follows:

                                                           CAPITAL               OPERATING
                                                            LEASE                  LEASE
                                                          ---------            -----------
       1995                                               $  67,500                368,048
       1996                                                  67,500                311,471
       1997                                                  67,500                287,295
       1998                                                  67,500                217,589
       1999                                                  67,500                141,690
       Thereafter                                            33,750                 27,564
                                                         ----------            -----------

               Net minimum lease payments                   371,250            $ 1,353,657
                                                                               ===========

       Less amount representing interest                    126,240
                                                         ----------
               Present value of net lease payments       $  245,010
                                                         ==========

       The interest rate used to calculate the capital lease was approximately 14.3%.

       As part of the agreement for credit facilities with a bank discussed in note 4, the Company is a guarantor of these facilities in the amount of $7,000,000.

       The Company is currently involved in various litigation arising in the normal course of business. In the opinion of management, the ultimate outcome of such litigation will not have a material effect on the consolidated financial statements.

                           GOLDEN PACIFIC CORPORATION
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued



(7)    EMPLOYEE BENEFIT PLANS

       The Company has a 401(k) plan whereby employees may contribute up to a maximum of 15% of their annual compensation to the plan. The Company will match 15% of employee contributions up to 6% of the employee compensation, with such matched funds vesting immediately. Total expense for the years ended May 29, 1994 and May 30, 1993 was approximately $86,000 and $83,000, respectively.

       In 1988, the Company authorized a Performance Share Plan awarding 4,041 "Performance Shares," equivalent to phantom shares, to key employees. As of June 1, 1993, the Plan was amended to set up a new four-year vesting period. The Company has expensed $96,068 and $0 under this amended Plan in 1994 and 1993, respectively, and has included $754,418 and $697,165, respectively, in other liabilities as of May 29, 1994 and May 30, 1993.

       In 1989, the Company initiated an Executive Retirement Plan and the Managerial Retirement Plan for senior management executives and managerial employees of the Company. The plans allow participants to defer to retirement a portion of their annual compensation up to $520 and $260, respectively. In addition, the plans provide for basic contributions by the Company in the amount of $2,500 and $1,500, annually for the first five years, for the respective plans, and additional optional incentive contributions as determined by the Company's compensation committee.

       Participants will become fully vested in the Company contributions upon the earlier of completion of five full years of service after the initial date of participation in the plan or the participant's termination of employment due to death, disability or retirement. Total expense in 1994 and 1993 was approximately $10,000 and $12,000, respectively, for the Executive Retirement Plan and $6,000 and $7,000, respectively, for the Managerial Retirement Plan. The Company has included $138,000 and $128,000 for the Executive Retirement Plan and $83,000 and $78,000 for the Managerial Retirement Plan as of May 29, 1994 and May 30, 1993, respectively, in other liabilities.

       In 1990, the Company authorized a second Performance Share Plan awarding an unspecified number of "Performance Shares," equivalent to phantom shares, to key employees. The employees will become vested in the shares in December 2000, at which time the minimum future value of the vested shares will be $2,090,000. The Company accrues for the liability annually and is required to make defined contributions to a trust at the end of each plan year. The trust was established to fund future distributions. In 1994 and 1993, the Company made contributions to the fund of $123,000 and $82,000, respectively. The Company has expensed $277,225 and $271,177 under this plan in 1994 and 1993, respectively, and has included $928,402 and $651,177, respectively, in other liabilities as of May 29, 1994 and May 30, 1993.

                            GOLDEN PACIFIC CORP.
                            AND SUBSIDIARIES

                            CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) AS OF MAY 28, 1995
                            AND FOR THE YEAR THEN ENDED

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

               UNAUDITED CONSOLIDATED BALANCE SHEET - MAY 28, 1995

                                     ASSETS

                                                                  1995
                                                              -------------
CURRENT ASSETS:
  Cash and cash equivalents                                   $   2,847,386
  Accounts and notes receivable (less allowance
    for doubtful accounts of $161,075)                            5,397,979
  Officers, employee and affiliate receivables (note 2)           1,163,095
  Other receivables                                                 706,799
  Parts and supplies, at the lower of cost
    (first-in, first-out) or replacement market                     269,202
  Prepaid expenses and other current assets                         368,233
  Deferred income taxes (note 3)                                    940,753
                                                              -------------
          Total current assets                                   11,693,447
                                                              -------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                                              836,607
  Buildings                                                         521,857
  Machinery and tools                                            33,827,102
  Automotive equipment                                            1,568,564
  Furniture and fixtures                                            666,087
  Leasehold improvements                                            890,458
  Construction in process                                           155,155
  Capitalized leasehold interest                                    405,447
                                                              -------------
                                                                 38,871,277
  Less--Accumulated depreciation
    and amortization                                            (29,528,849)
                                                              -------------
          Net property, plant and equipment                       9,342,428
                                                              -------------

RECEIVABLES FROM OFFICERS AND AFFILIATE (note 2)                    635,708

OTHER ASSETS                                                      1,302,797
                                                              -------------
                                                              $  22,974,380
                                                              =============





              The accompanying notes are an integral part of this
                          consolidated balance sheet.

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

               UNAUDITED CONSOLIDATED BALANCE SHEET - MAY 28, 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                             1995
                                                         ------------
CURRENT LIABILITIES:
  Accounts payable                                       $  1,610,940
  Salaries and wages payable                                2,182,799
  Accrued workers' compensation, group insurance
     and other insurance                                    1,043,852
  Accrued expenses                                            736,375
  Note payable to related party (note 2)                      775,000
  Current portion of long-term debt (note 4)                  459,581
  Current portion of capital lease (notes 2 and 6)             35,260
                                                         ------------
          Total current liabilities                         6,843,807
                                                         ------------
LONG-TERM DEBT, excluding current
  portion (note 4)                                            765,967

CAPITAL LEASE OBLIGATION, excluding current
  portion (notes 2 and 6)                                     177,494

DEFERRED INCOME TAXES (note 3)                              2,490,042

OTHER LIABILITIES (note 7)                                  3,107,169

COMMITMENTS AND CONTINGENCIES (note 6)

STOCKHOLDERS' EQUITY (note 2):
  Class A preferred stock                                     331,000
  Class B preferred stock                                      10,233
  Common stock                                                 40,411
  Retained earnings                                         9,208,257
                                                         ------------
          Total stockholders' equity                        9,589,901
                                                         ------------
                                                         $ 22,974,380
                                                         ============




              The accompanying notes are an integral part of this
                          consolidated balance sheet.

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

                  UNAUDITED CONSOLIDATED STATEMENT OF EARNINGS

                         FOR THE YEAR ENDED MAY 28, 1995

                                                         1995
                                                     ------------
SERVICE REVENUES                                     $ 49,797,944

COSTS AND EXPENSES:
  Production service costs                             43,857,611
  Depreciation and amortization                         1,911,459
  Selling, general and administrative expenses          2,938,474
                                                     ------------
          Total costs and expenses                     48,707,544
                                                     ------------
          Operating income                              1,090,400

INTEREST EXPENSE                                         (502,727)

INTEREST INCOME                                           189,479

OTHER INCOME (EXPENSE), net                                50,914

                                                     ------------
          Income before income taxes                      828,066

INCOME TAX EXPENSE (note 3)                               317,146
                                                     ------------
NET INCOME                                           $    510,920
                                                     ============




              The accompanying notes are an integral part of this
                       consolidated financial statement.

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE YEAR ENDED MAY 28, 1995

                                Class A          Class B                                                 Total
                               preferred        preferred          Common            Retained         stockholders'
                               stock (a)        stock (b)         stock (c)          earnings            equity
                             -----------       -----------       -----------       -----------        -------------
BALANCE, May 29, 1994        $   331,000       $    10,233       $    40,411       $ 8,724,635        $ 9,106,279

  Net income                        --                --                --             510,920            510,920

  Dividends declared
      and paid:

    Class A preferred,
     $80 per share                  --                --                --             (26,480)           (26,480)

    Class B preferred,
     $.008 per share                --                --                --                (818)              (818)
                             -----------       -----------       -----------       -----------        -----------
BALANCE, May 28, 1995        $   331,000       $    10,233       $    40,411       $ 9,208,257        $ 9,589,901
                             ===========       ===========       ===========       ===========        ===========


(a) 8 percent cumulative Class A preferred stock of $1,000 par value, redeemable at $1,050 plus accrued dividends, liquidation at par. Authorized 500 shares; issued 331 shares.

(b) 8 percent cumulative Class B preferred stock of $.10 par value. Dividend payments are subordinate to payments on Class A preferred stock, liquidation at par. Authorized 125,000 shares; issued 102,333 shares.

(c) Common stock of $1 par value per share. Authorized 250,000 shares; issued and outstanding 40,411 shares.

               The accompanying notes are an integral part of this
                        consolidated financial statement.

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                         FOR THE YEAR ENDED MAY 28, 1995

                                                               1995
                                                           ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $    510,920
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                           1,911,459
      Gain on disposition of property, plant and
        equipment                                                (7,016)
      (Increase) decrease in operating assets:
        Accounts and notes receivable, net                      557,344
        Officers, employee and affiliate receivables           (366,333)
        Other receivables                                      (677,464)
        Parts and supplies                                        2,796
        Prepaid expenses and other current assets               237,195
        Other assets                                           (218,287)
      Increase in operating liabilities:
        Accounts payable                                        346,533
        Salaries and wages payable                                8,190
        Accrued expenses                                        325,995
        Other liabilities                                       581,315
        Deferred income taxes                                   778,289
                                                           ------------
          Total adjustments                                   3,480,016
                                                           ------------
          Net cash provided by operating activities           3,990,936
                                                           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and equipment              (1,032,465)
  Proceeds from sale of property, plant and
    equipment                                                    40,660
                                                           ------------
          Net cash used in investing activities                (991,805)
                                                           ------------





                            (Continued on next page)

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

                         FOR THE YEAR ENDED MAY 28, 1995

                                                                               1995
                                                                           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt                                                  (496,122)
  Principal payments under capital lease obligations                            (32,256)
  Dividends paid                                                                (27,298)
                                                                           ------------
          Net cash used in financing activities                                (555,676)
                                                                           ------------
          Net increase in cash and cash
            equivalents                                                       2,443,455

CASH AND CASH EQUIVALENTS, beginning of year                                    403,931
                                                                           ------------
CASH AND CASH EQUIVALENTS, end of year                                     $  2,847,386
                                                                           ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION-- Cash paid during the year for:
    Interest                                                               $    502,727
    Income taxes                                                           $      4,000





               The accompanying notes are an integral part of this
                        consolidated financial statement.

                      GOLDEN PACIFIC CORP. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                  MAY 28, 1995

     1.  Summary of Significant Accounting Policies

         Principles of Consolidation

         The consolidated financial statements include the accounts of Golden Pacific Corp. (the Company) and its wholly owned subsidiaries. The Company engages in oil well servicing activities. All significant intercompany accounts and transactions have been eliminated.

         Fiscal Year

         The Company's fiscal year, which ends on the last Sunday of May, ended May 28, 1995.

         Revenue Recognition

         Revenue is generally recognized on the basis of hourly rates as work is performed.

         Property, Plant and Equipment

         The Company depreciates and amortizes substantially all property, plant and equipment by use of the straight-line method over the following estimated useful lives:

             Building                                            20 to 25 years
             Machinery, equipment and fixtures                   4 to 18 years
             Leasehold improvements                              Life of lease
             Capitalized leasehold interest                      10 to 25 years

         Repairs that extend the life of assets are capitalized and depreciated over their useful life; other repairs and maintenance charges are expensed as incurred.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  Cash Equivalents

                  The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There were no significant realized or unrealized gains or losses from cash equivalent investments during the year ended May 28, 1995. The cost of these investments approximate market value.

         2.       Related Party Transactions

         The Company leases land, building and a rig from a sole proprietor and a partnership owned by Robert D. Hillman (the Company's majority stockholder), various family members and the Company.

         The Company pays $5,625 per month for land and buildings under a 25-year capital lease arrangement to a partnership owned by members of the Hillman family, the Company and one other. In May 1992, the Company loaned the partnership $260,000 under repayment terms of $4,122 per month for 91 months, including interest of 10.25 percent. As of May 28, 1995, the short-term portion amounted to $32,488 and the long-term portion amounted to $147,848.

         The Company leases a rig for $2,300 per month on a month-to-month basis from a sole proprietorship owned by Robert D. Hillman.

         The Company has short-term and long-term receivables from Robert D. Hillman and officers and employees of the Company. As of May 28, 1995, the short-term receivables amounted to $1,130,607 and the long-term receivables amounted to $487,860.

         The Company has an unsecured, subordinated note payable to Barbara B. Hillman (a shareholder of the Company) of $775,000 at May 28, 1995. The note bears interest at the prime rate (9 percent at May 28, 1995) plus 1%, but is not to be less than 8 percent or greater than 10 percent and is due July 1, 1995.

         In connection with the stock purchase agreement entered into subsequent to year-end (see note 8), certain related party receivables and all of the Company's debt was paid off in June 1995.

         3.       Taxes on Income

         The Company and subsidiaries file a consolidated Federal income tax return. The provision (benefit) for income taxes consists of the following components:

                                    Current          Deferred           Total
                                   ---------         ---------         --------
               Federal             $(465,143)         $411,140         $(54,003)
               State                   4,000           367,149          371,149
                                   ---------         ---------         --------
                                   $(461,143)        $ 778,289         $317,146
                                   =========         =========         ========

A reconciliation of total income tax expense for 1995 and the amount computed by applying the U.S. Federal income tax rate of 34 percent for 1995 to income before income taxes follows:

                                                 1995
                                              ---------
Computed "expected" tax expense               $ 281,542
Increase (reduction) in income taxes
  resulting from:
    State taxes                                  83,273
    State net operating loss limitation          55,723
    Adjustment of prior year provision
      to actual                                (129,758)
    Officers' life insurance                     17,070
    Fuel tax credit                             (16,558)
    Other                                        25,854
                                              ---------
                                              $ 317,146
                                              =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 28, 1995 are presented below:

                                                 1995
                                             ------------
Deferred tax assets:
  Accounts receivable, principally due
    to allowance for doubtful accounts       $     64,656
  Group insurance                                  88,308
  Workers' compensation insurance                 382,247
  Accrued vacation                                217,276
  Environmental reserve                           159,037
  Other                                            29,229
                                             ------------
          Deferred tax assets                     940,753
                                             ------------
Deferred tax liabilities:
  Plant and equipment, principally due
    to differences in depreciation             (2,323,994)
  Other                                          (166,048)
                                             ------------
          Deferred tax liabilities             (2,490,042)
                                             ------------
          Net deferred tax liability         $ (1,549,289)
                                             ============

The Company has state net operating loss carryforwards of $1,198,342 of which $599,171 is available to reduce future state income taxes, if any, through the year 2000.

The Company has state alternative minimum tax credit carryforwards of $7,072 which are available to reduce future state income taxes, if any, which have no expiration date.

4. Debt

A summary of long-term debt follows:

                                             1995
                                          -----------
Note payable to a bank, payable in
  monthly installments of $38,298
  plus interest at prime* plus
  .75 percent, due January 1, 1998,
  secured by equipment                    $ 1,225,548

Less current portion                          459,581
                                          -----------
                                          $   765,967
                                          ===========

*Prime rate at May 28, 1995 was 9 percent.

Long-term debt maturities are as follows:

    1996       $   459,581
    1997           459,581
    1998           306,386
               -----------
               $ 1,225,548
               ===========

In connection with the stock purchase agreement entered into subsequent to year-end (see note 8), all of the Company's debt was paid off in June 1995.

Short-Term Financing

At May 28, 1995, a subsidiary of the Company has credit facilities aggregating $3,500,000 with a bank, which can be used as short-term lines of credit up to $1,000,000 with interest at prime plus 1/2 percent or as letters of credit for a 1-1/4 percent fee per year up to the maximum amount of the unused credit facilities. At May 28, 1995, outstanding letters of credit were $2,616,460, and there were no outstanding borrowings under these facilities.

The credit agreement contains certain restrictive covenants, including restrictions on common stock dividends, which have been met as of year-end.

5.      Significant Revenue Source

The majority of the Company's business is conducted with major oil companies under contracts of various lengths up to three years. During the year ended May 28, 1995, revenues generated from three significant customers as a percentage of total revenues were as follows:

         Customer A                                     23%
         Customer B                                     23%
         Customer C                                     21%

The revenues generated from the three customers comprise several separate contracts in different geographic areas within California.

6.       Commitments and Contingencies

The Company and its subsidiaries use certain vehicles, equipment and property under operating lease and capital lease arrangements (see note 2). Rental expense under operating leases was $408,995 for the year ended May 28, 1995.

Future minimum payments under all leases, together with the present value of the net minimum lease payments, as of May 28, 1995 were as follows:

                                                    Capital           Operating
                                                     Lease              Lease
                                                    -------           ---------
     1996                                            $ 67,500        $  329,903
     1997                                              67,500           304,284
     1998                                              67,500           233,107
     1999                                              67,500           106,059
     Thereafter                                        33,750            63,276
                                                     --------        ----------
       Net minimum lease payments                    $303,750        $1,036,629
                                                                     ==========
     Less amount representing interest                (90,996)
                                                     --------
       Present value of net lease payments           $212,754
                                                     ========

The interest rate used to calculate the amount representing interest for capital leases was approximately 16.4 percent.

As part of the agreement for credit facilities with a bank discussed in note 4, the Company is a guarantor of these credit facilities in the amount of $7,000,000.

The Company is currently involved in various litigation arising in the normal course of business. In the opinion of management, the ultimate outcome of such litigation will not have a material effect on the financial position or results of operations of the Company.

     7.  Employee Benefit Plans

     The Company has a 401(k) plan whereby employees may contribute up to a maximum of 15 percent of their annual compensation to the plan. The Company will match the 15 percent of employee contributions up to 6 percent of the employee compensation, with such matched funds vesting immediately. Total expense for the year ended May 28, 1995 was $80,332.

     In 1988, the Company authorized a Performance Share Plan awarding 4,041 "Performance Shares," equivalent to phantom shares, to key employees. As of June 1, 1993, the Plan was amended to set up a new four-year vesting period. The Company has expensed $77,127 under this amended plan in 1995 and has included $928,324 in other liabilities as of May 28, 1995.

     In 1989, the Company initiated an Executive Retirement Plan and the Managerial Retirement Plan for senior management executives and managerial employees of the Company. The plans allow participants to defer to retirement a portion of their annual compensation up to $520 and $260, respectively. In addition, the plans provide for basic contributions by the Company in the amount of $2,500 and $1,500, annually for the first five years, for the respective plans, and additional optional incentive contributions as determined by the Company's compensation committee.

     Participants will become fully vested in the Company contributions upon the earlier of completion of five full years of service after the initial date of participation in the plan or the participant's termination of employment due to death, disability or retirement. No expense was incurred by the Company under the Executive or Managerial Retirement Plans for the year ended 1995. The Company has included approximately $138,000 for the Executive Retirement Plan and approximately $83,000 for the Managerial Retirement Plan as of May 28, 1995 in other liabilities.

     In 1990, the Company authorized a second Performance Share Plan awarding an unspecified number of "Performance Shares," equivalent to phantom shares, to key employees. The employees will become vested in the shares in December 2000, at which time the minimum future value of the vested shares will be $2,090,000. The Company accrues for the liability annually and is required to make defined contributions to a trust at the end of each plan year. The trust was established to fund future distributions. In 1995, the Company made contributions to the fund of $163,636. The Company has expensed $314,802 under this plan in 1995 and has included $1,243,204 in other liabilities as of May 28, 1995.

     8.  Stock Purchase Agreement

     On June 13, 1995, Robert D. Hillman, Barbara A. Hillman, Richard H. Hillman and Robert D. Hillman, Jr. (the Sellers) and the Company entered into a stock purchase agreement (the Agreement) with Pool Company (Pool) and Pool Energy Services Company (PESCO) (an indirect parent corporation of Pool).

     Pursuant to the Agreement, Pool purchased all of the stock of the Company for $18,000,000 which consisted of $2,300,000 in cash, 493,543 shares of PESCO common stock equivalent to $4,200,000 and $11,500,000 in promissory notes of Pool. The purchase price paid at closing is subject to certain adjustments, principally including adjustments based on the Company's earnings subsequent to May 29, 1994.

     In connection with the Agreement, certain related party receivables, long-term debt and deferred compensation were forgiven, paid by the Company, or promissory notes issued subsequent to May 28, 1995.

ITEM 7(B) PRO FORMA FINANCIAL INFORMATION

                            POOL ENERGY SERVICES CO.
                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     On June 13, 1995, Pool Energy Services Co. (the "Company") purchased all the outstanding capital stock of Golden Pacific Corp. ("GPC"), a privately-owned corporation, for approximately $18 million, consisting of long-term notes in the amount of $11.5 million, 493,543 shares of the Company's common stock valued at $4.2 million and $2.3 million in cash. The acquisition was accounted for under the purchase method, and accordingly the results of GPC have been included in the Company's consolidated results of operations from the date of acquisition. The purchase price paid at closing is subject to certain adjustments, principally adjustments based on GPC's earnings subsequent to May 28, 1994. The purchase price is expected to be finalized during 1995.

     The accompanying unaudited pro forma condensed statements of consolidated operations were prepared as if the acquisition of GPC had occurred at the beginning of the respective periods indicated. The unaudited pro forma condensed statements of consolidated operations are based upon (i) the historical statements of consolidated operations of the Company for the six months ended June 30, 1995 and for the year ended December 31, 1994 and (ii) the unaudited historical consolidated earnings of GPC for the interim period that commenced January 9, 1995 and ended June 13, 1995 and the twelve-month period ended January 8, 1995. The unaudited historical consolidated earnings of GPC for the interim period ended June 13, 1995 include results for the last 140 days of GPC's 1995 fiscal year ended May 28, 1995 and the first sixteen days of GPC's 1996 fiscal year (through the date of acquisition). The unaudited historical consolidated earnings of GPC for the twelve-month period ended January 8, 1995 include results for the last 140 days of GPC's 1994 fiscal year ended May 29, 1994 and the first 224 days of GPC's 1995 fiscal year ended May 28, 1995. The unaudited condensed statements of consolidated operations should be read in conjunction with the Company's historical statements of consolidated operations for the six months ended June 30, 1995 and for the year ended December 31, 1994 and the related notes thereto as well as GPC's consolidated financial statements for the fiscal years ended May 28, 1995 and May 29, 1994 and the related notes thereto which are contained elsewhere herein.

     The pro forma adjustments are based upon available information and upon certain assumptions and estimates, described in the notes to these unaudited pro forma condensed consolidated statements of operations, which the management of the Company believes are reasonable in the circumstances. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative either of the results of operations that would have occurred had the transaction been effected at the beginning of the respective periods indicated or of future results of operations.

                            POOL ENERGY SERVICES CO.
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
          (IN THOUSANDS EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                    HISTORICAL
                                    ------------------------------------------
                                    POOL ENERGY       GOLDEN                          PRO FORMA        PRO FORMA
                                    SERVICES CO.   PACIFIC CORP.    COMBINED        ADJUSTMENTS (1)   CONSOLIDATED
                                    -----------    -------------   -----------     ----------------   ------------
Revenues .......................    $   126,659    $    21,020     $   147,679                        $   147,679
Earnings Attributable to
   Unconsolidated Affiliates ...          1,418           --             1,418                              1,418
                                    -----------    -----------     -----------                        -----------
       Total ...................        128,077         21,020         149,097                            149,097
                                    -----------    -----------     -----------                        -----------
Costs and Expenses:

   Operating expenses ..........        100,626         19,119         119,745     $    (1,802)(a)        117,943
   Selling, general and
      administrative expenses ..         18,877          4,137          23,014          (3,755)(a)         19,259
   Depreciation and amortization          6,824            834           7,658             250 (b)          7,908
   GPC acquisition related costs            600           --               600            (600)(c)           --
                                    -----------    -----------     -----------     -----------        -----------
       Total ...................        126,927         24,090         151,017          (5,907)           145,110
                                    -----------    -----------     -----------     -----------        -----------
Other Income (Expense) - Net ...            634            126             760            (126)(d)            634
Interest Expense ...............            418            242             660             348 (e)          1,008
                                    -----------    -----------     -----------     -----------        -----------
Income (Loss) Before
   Income Taxes ................          1,366         (3,186)         (1,820)          5,433              3,613
Income Tax Provision (Credit) ..            596         (1,672)         (1,076)          2,593 (f)          1,517
                                    -----------    -----------     -----------     -----------        -----------
Net Income (Loss) ..............    $       770    $    (1,514)    $      (744)    $     2,840        $     2,096
                                    ===========    ===========     ===========     ===========        ===========
Earnings Per Share of
   Common Stock ................    $       .06                                                       $       .15
                                    ===========                                                       ===========
Average Common Shares
   Outstanding .................     13,612,787                                        444,461 (g)     14,057,248
                                    ===========                                    ===========        ===========

     See Notes to Pro Forma Condensed Statements of Consolidated Operations.

                            POOL ENERGY SERVICES CO.
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
          (IN THOUSANDS EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                    HISTORICAL
                                    --------------------------------------------
                                    POOL ENERGY         GOLDEN                           PRO FORMA         PRO FORMA
                                    SERVICES CO.     PACIFIC CORP.    COMBINED         ADJUSTMENTS (1)    CONSOLIDATED
                                    -----------      -------------   -----------      ----------------    ------------
Revenues .......................    $    229,175     $     49,656    $    278,831                         $    278,831
Earnings Attributable to
   Unconsolidated Affiliates ...           5,016             --             5,016                                5,016
                                    ------------     ------------    ------------                         ------------
       Total ...................         234,191           49,656         283,847                              283,847
                                    ------------     ------------    ------------                         ------------
Costs and Expenses:
   Operating expenses ..........         182,071           43,857         225,928     $     (3,269)(a)         222,659
   Selling, general and
      administrative expenses ..          36,868            2,934          39,802           (1,815)(a)          37,987
   Depreciation and amortization          13,760            1,934          15,694              460 (h)          16,154
   Provision for leasehold
      impairment ...............          23,551             --            23,551             --                23,551
                                    ------------     ------------    ------------     ------------        ------------
       Total ...................         256,250           48,725         304,975           (4,624)            300,351
                                    ------------     ------------    ------------     ------------        ------------
Other Income (Expense) - Net ...           1,202              143           1,345             (143)(d)           1,202
Interest Expense ...............             253              504             757              789 (e)           1,546
                                    ------------     ------------    ------------     ------------        ------------
Income (Loss) Before
   Income Taxes ................         (21,110)             570         (20,540)           3,692             (16,848)
Income Tax Provision (Credit) ..          (8,381)             301          (8,080)           1,446 (f)          (6,634)
                                    ------------     ------------    ------------     ------------        ------------
Net Income (Loss) ..............    $    (12,729)    $        269    $    (12,460)    $      2,246        $    (10,214)
                                    ============     ============    ============     ============        ============
Earnings (Loss) Per Share of
   Common Stock ................    $       (.94)                                                         $       (.73)
                                    ============                                                          ============
Average Common Shares
   Outstanding .................      13,559,108                                           493,543 (g)      14,052,651
                                    ============                                      ============        ============

     See Notes to Pro Forma Condensed Statements of Consolidated Operations.

                            POOL ENERGY SERVICES CO.
       NOTES TO PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                                   (UNAUDITED)

Note 1   -  The unaudited pro forma condensed statements of consolidated operations are based on the financial statements of the Company and GPC after giving effect to the following pro forma adjustments:

            (a) Reflects estimated cost savings in (i) incentive and bonus expense for the GPC plans terminated upon acquisition, (ii) salaries, benefits and vehicle expenses from an expected reduction in workforce, (iii) insurance and benefit expense resulting from including acquired entities in the Company's insurance policies and benefit plans and (iv) elimination of expenses related to certain transactions with affiliates of GPC that would not occur after the acquisition.

            (b) Reflects additional depreciation expense ($78,000), amortization of goodwill ($159,000) and amortization of a covenant not to compete ($13,000).

            (c) Reflects elimination of non-recurring costs related to the acquisition.

            (d) Reflects elimination of GPC's other income (expense) - net related to affiliate transactions and short-term investments.

            (e) Reflects estimated increase in interest expense resulting from issuance of long-term notes in connection with the acquisition.

            (f) Reflects estimated income taxes for GPC and the pro forma adjustments, using a combined federal and state income tax rate of 41%.

            (g) Reflects issuance of 493,543 shares of the Company's common stock on June 13, 1995 in connection with the acquisition.

            (h) Reflects additional depreciation expense ($80,000), amortization of goodwill ($350,000) and amortization of a covenant not to compete ($30,000).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   POOL ENERGY SERVICES CO.
                                                         (Registrant)

          August 25, 1995                            /S/  E. J. SPILLARD
      ---------------------                    ---------------------------------
              (Date)                                      E. J. Spillard
                                                  Senior Vice President, Finance
                                                  (principal financial officer)

                            POOL ENERGY SERVICES CO.
                                INDEX TO EXHIBITS

      Exhibit No.                                           Document
      -----------                                           --------

         23         -    Consent of KPMG Peat Marwick LLP